Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-8 of Atlantic Coast Financial Corporation of our report dated March 16, 2016, relating to our audit of the consolidated financial statements of Atlantic Coast Financial Corporation, which appears in the Annual Report on Form 10-K of Atlantic Coast Financial Corporation for the year ended December 31, 2015.

/s/ RSM US LLP

Miami, Florida

July 6, 2016